Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
1. Xenonics Holdings, Inc. (the “Company”) and Alan Magerman (“Magerman”) hereby agree that this Amendment amends Section 1 of the Employment Agreement dated as of January 1, 2003, between the Company and Magerman (the “Employment Agreement”).
2. Section 1 of the Employment Agreement is hereby amended to read in full as follows:
“1. Term of Employment
Subject to the provisions of Section 10 below, the Company shall employ the Executive, and the Executive shall serve the Company in the capacity of Chief Executive Officer for a term commencing as of January 1, 2003 and ending that date which is 30 days after either party provides the other party with written notice of termination, except that, in the event that the Company terminates Magerman without cause, the term shall end on that date which is 36 months after the date the Company provides Magerman with written notice of termination (the “Term of Employment).”
3. Except for the foregoing, the Employment Agreement shall remain unchanged and in full force and effect.

Dated: December 16, 2010	XENONICS HOLDINGS, INC.
	By:	/s/ Alan Magerman